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                                                                    Exhibit 5(b)

                [Opinion of Winthrop, Stimson, Putnam & Roberts]



March 1, 1999



Walter M. Braswell, Esq.
Secretary
E'town Corporation
600 South Avenue
Westfield, New Jersey 07090

Dear Mr. Braswell:

      We have acted as special New York counsel to E'town Corporation (the "Company") in connection with the proposed issuance and sale of up to $75,000,000 aggregate principal amount of Debt Securities (the "Debt Securities") of the Company to be issued under an Indenture, to be dated as of March 1, 1999, between the Company and Summit Bank (the "Indenture"). We have reviewed, among other things, (i) the registration statement on Form S-3 (No. 333-65951), and the prospectus included therein, with respect to the Debt Securities, as amended by Amendment No. 1 thereto filed under the Securities Act of 1933 on March 01, 1999, and (ii) your opinion dated the date hereof addressed to the Company filed as Exhibit 5(a) to said Amendment No. 1 (the "Opinion"). We have also reviewed and are familiar with the originals and copies, certified or otherwise identified to our satisfaction, of pertinent documents, corporate records and other instruments relating to the issuance of the Debt Securities and other actions and proceedings relating thereto.

      Based upon the foregoing, we concur with the Opinion insofar as matters of New York law are expressed therein.

      We are members of the New York bar and, for purposes of this opinion, do not hold ourselves out as experts on the laws of any jurisdiction other than the State of New York and the United States of America. This opinion is solely for your benefit in connection with the Opinion and may not be relied upon by any other person or for any other purpose without our prior written consent.

      We consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading "Legality" in the prospectus included in the Registration Statement. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rule and regulations of the Securities and Exchange Commission thereunder.

                                         Very truly yours,

                                         /s/ Winthrop, Stimson, Putnam & Roberts